Exhibit 99.1

Nuo Therapeutics Receives Advisory Opinion Waiver for Medicare Part B Co-Payments for Patients in Aurix CED Clinical Studies

GAITHERSBURG, Md., July 05, 2017 (GLOBE NEWSWIRE) -- Nuo Therapeutics, Inc. (OTCQX:AURX) (“Nuo” or the “Company”) announced today that the Office of Inspector General (OIG) of Department of Health and Human Services has issued an advisory opinion allowing the waiver of co-payments required from Medicare beneficiaries participating in the Aurix Coverage with Evidence Development (CED) clinical studies based on an individualized assessment of financial ability. The opinion was issued in response to a request submitted by Nuo and a co-requesting hospital facility. The advisory opinion request asked OIG to indicate that the hospital facility would not be subject to civil or administrative penalties under the Social Security Act and associated regulations if the facility waived co-payments required from Medicare beneficiaries according to standard procedures.

“We are pleased to receive this advisory opinion in response to our request to OIG.  After we initiated our first clinical wound care sites in the RestorixHealth collaboration, we realized that patients in some geographies and socioeconomic groups were reluctant to consent to study participation because they were financially responsible for 20% Medicare Part B co-payments and often lacked supplemental insurance offering appropriate coverage,” commented David Jorden, Chief Executive and Chief Financial Officer of Nuo.  “The OIG advisory opinion offers healthcare facilities guidance if they apply their standard procedures to co-payment waivers, which we believe can favorably impact patient enrollment in our CED program.”

A registration statement relating to a public offering of securities of the Company has been filed with the Securities and Exchange Commission (the “SEC”) but has not yet become effective. Such securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of such securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The proposed offering of such securities will be made only by means of a prospectus. A copy of the preliminary prospectus may be obtained from the SEC’s website at http://www.sec.gov, or from Northland Securities, Inc. at 60 East 42nd Street, Suite 4540, New York, NY 10165, by calling 212-405-8092, or by email at ahammer@northlandcapitalmarkets.com.

About Nuo Therapeutics

Nuo Therapeutics, Inc. is a biomedical company offering biodynamic therapies for chronic wound care. The Company's Aurix System is a biodynamic hematogel that harnesses a patient's innate regenerative abilities for the management of a variety of wounds. For additional information, please visit www.nuot.com or www.aurixsystem.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and may contain the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “the facts suggest,” “will be,” “will continue,” “will likely result” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements are subject to various risks and uncertainties, including but not limited to risks relating to whether the advisory opinion issued in response to the petition to OIG will in fact be given weight in any decision by other healthcare providers to waive the 20% Medicare Part B co-payments and therefore increase patient enrollment in our CED program, risks relating to the success of our public offering, as well as other risks and uncertainties described in our filings with the SEC, including our most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results could differ materially from those anticipated in these forward-looking statements, and our business, results of operations, financial condition and cash flows may be materially and adversely affected. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Except to the extent required by applicable law or rules, the Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of any unanticipated events.

Contact:

Nuo Therapeutics:

David Jorden

CEO/CFO

(240) 499-2680

djorden@nuot.com

LHA Investor Relations:

Anne Marie Fields

(212) 838-3777

afields@lhai.com